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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                             REGISTRATION STATEMENT

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                           COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                                  56-1693841
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                           1600 CURTIS BRIDGE ROAD
                       WILKESBORO,NORTH CAROLINA 28697
                          TELEPHONE: (910) 838-4100
        (Address, including zip code, of principal executive offices)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

     Title of each class                        Name of each exchange on which
     to be so registered                        each class is to be registered
     -------------------                        ------------------------------

           None                                             None


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IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS
EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A.(C)(1), PLEASE CHECK THE FOLLOWING BOX. [ ]
                    ---

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(C)(2), PLEASE CHECK THE FOLLOWING BOX. [ ]
                                                       ---
                                ---------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                Title of class
                                --------------

                    Common Stock, $3.00 par value per share
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Common Stock, $3.00 par value per share, included under the caption "Description of Capital Stock" in the Preliminary Prospectus dated November 16, 1995 contained in the Registration Statement on Form S-2 of the Registrant (File No. 33-99416) filed with the Securities and Exchange Commission (the "Commission") on March 4, 1996, as amended, is hereby incorporated by reference. In addition, the description of the Common Stock, $3.00 par value per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

ITEM 2.          EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits which are denominated by an asterisks (*) were previously filed as a part of, and are hereby incorporated by reference from either (i) a Registration Statement on Form S-1 under the Securities Act of 1933 for the Company, Registration No. 33-36512 (referred to as "S-1"); (ii) Amendment No. 1 to a Registration Statement on Form S-1 under the Security Act of 1933 for the Company, Registration Statement No. 33-36512 (referred to as "Amendment No. 1 to S-1"); or (iii) the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 1995 (referred to as "10- Q"). The exhibit numbers correspond to the exhibit numbers in the referenced document.

         EXHIBIT NO.      DESCRIPTION

         3.1*             Articles of Incorporation dated June 11, 1990 (S-1)

         3.2*             Articles of Amendment dated August 21, 1990 (S-1)

         3.2.1*           Articles of Amendment dated November 13, 1995 (10-Q)

         3.3*             Bylaws adopted August 4, 1989 (S-1)

         4.1* Form of certificate representing shares of Common Stock of Community Bancshares, Inc.
                          (Amendment No. 1 to S-1)


                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        COMMUNITY BANCSHARES, INC.


                                        By: /s/    Ronald S. Shoemaker
                                           ---------------------------
                                                   Ronald S. Shoemaker
                                        Its:  President and Chief
                                                Executive Officer


Date: April 30, 1997



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